Asset Purchase Agreement

Party A:

Oceanic Well Profit, Inc.

Party B:

Ms. Huiping Cheng

In order to optimize the industrial structure, adapt to business development, and maximize the interests of both sides, Party A and B friendly consulted and reached the following agreement.

1.

Party A agrees to acquire from Party B all the supporting production equipment for vacuum coffee pot manufacturing (the “Equipment”), all the existing raw material, work in progress and finished product, and all relevant patent technology owned by Party B (together, the “Purchased Assets”).  Details of the Purchased Assets are listed on Schedule 1 attached hereto.

2.

Party B agrees to sell Party A the Purchased Assets.

3.

Based on the above asset evaluation, both parties agree that the acquisition price shall be RMB15,000,000.

4.

Timing of Payment

Within 15 days from the date of the signing of this Agreement (the “Effective Date”), Party A shall pay Party B RMB1,500,000; within 15 days after the Equipment is installed and begins to operate, Party A shall pay Party B RMB1,500,000; with 15 days after completion of the transfer of all the Purchased Assets, including all Equipment and inventories, Party A shall pay Party B RMB12,000,000.

5.

Within 3 days after the Effective Date, Party A and Party B will both establish an asset verification team to verify all of the Purchased Assets for transfer and conveyance to Party A.

6.

Party B represents and warrants that upon transfer, Party A will have good title and full right and interest to the Purchased Assets and be in possession of all property and assets.  All tangible personal property is in good and safe operating condition and repair.  It further represents and warrants to Party A that it is selling and transferring the Purchased Assets to Party A free and clear of all:  (a) liens, claims, mortgages, and other encumbrances (“Encumbrances”); and (b) liabilities that, if not paid or satisfied by Party B, could give rise to any Encumbrances.  Party B shall hold harmless and indemnify Party A from and against any loss, liability, damage or expense arising directly or indirectly in connection with any inaccuracy in or breach of, or any failure to perform or comply with, any representation, warranty, covenant, obligation or other provision of the Agreement.

7.

Breach of Contract

(1)

After the Effective Date, the parties must consciously perform their obligations set forth herein.  If either party fails to completely fulfill its obligations, such party will be liable to the other party in accordance with applicable law and with the relevant provisions of the Agreement.

 (2)

If Party A fails to pay for the Purchased Assets on time, Party A shall pay Party B liquidated damage at a rate of 1/10,000 of the unpaid purchase price per day. If Party A defaults and damages result to Party B, and the liquidated damages paid by Party A cannot cover Party B’s actual loss, Party A must pay additional compensation in accordance with applicable law.

(3)

In the event that Party A is not able to acquire the Purchased Assets on schedule or perform its obligations due to reasons caused by Party B, Party B shall pay Party A liquidated damages at a rate of 1/10,000 per day of the aggregate payment which has already been made by Party A.  If Party B defaults and damages result to Party A, and the liquidated damages paid by Party B cannot cover Party A’s actual loss, Party B must pay additional compensation in accordance with applicable law.

8.

Amendment or Termination

The parties may amend the Agreement upon agreement.  In the event that the parties agree to amend this Agreement, an updated agreement shall be made accordingly.  The Agreement may be terminated (a) by the mutual written consent of the parties or (b) by Party A if the transaction is not completed by July 31, 2007.

9.

Assumption of Costs

All the costs and expenses relating to the transfer of the Purchased Assets, such as notary fees, legal fees, assessment or audit fees, business registration fees will be borne by Party A.  However, Party B shall pay all sales, value added, business, transfer and documentary taxes payable in connection with the transactions contemplated by this Agreement and issue the relevant invoices to Party A.

10.

Governing Law and Dispute Settlement

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.  In the event of any dispute arising out of or related to this Agreement, both parties should friendly resolve it through consultation.  If no resolution is reached, either party may submit the dispute to the Zhongshan Arbitration Committee.

2

11.

Effectiveness

This Agreement will be effective upon the signatures by the parties.  Both parties agree to report the change of ownership of the Purchased Assets to the relevant government Departments after the agreement become effective.

12.

This Agreement shall be executed in six counterparts.  Each party shall keep one original and the related company shall keep one, and the remaining original copies shall be given to the relevant departments.

Party A: Oceanic Well Profit, Inc.

/s/ Weiqiu Li

Name:  Weiqiu Li

Title: CEO

Date:  6/15/2007

Party B: Huiping Cheng

/s/ Huiping Cheng

Name: Huiping Cheng

Date: 6/15/2007

3

Schedule 1

PURCHASED ASSETS

1. Plant and Equipment

Number	Equipment/Product name	Model	Manufacturers	Quantity
1	Heavy Shear Bed	2.5m	N/A	1
2	Mixer		Guangzhou Keyun	1
3	Table	0.8*1.5m	Guangzhou Keyun	10
4	Supporting Platform	1.5*2.5m	Guangzhou Keyun	1
5	Automatic Welding Longitudinal	1,-350	Guangzhou Keyun	2
6	Automatic Welding Longitudinal	1,-250	Guangzhou Keyun	4
7	Manual Bending Table	I.C-351	Guangzhou Keyun	1
8	Pneumatic Pressure Straight Seamer	LT 300	Guangzhou Keyun	2
9	Pneumatic Volume Cone Machine	CL-350	Guangzhou Keyun	1
10	Heightening Stretcher	200T	Foshan Zhonglian	2
11	General Stretcher	100T	Foshan Zhonglian	3
12	Boiler	1Cubic	Guangzhou Keyun	1
13	Oil Cleaning Cars		Foshan	1
14	Clean Stainless Steel Barrel	800*800	Guangzhou Keyun	2
15	Stainless Steel Clean Cage		Guangzhou Keyun	6
16	Gantry	3m, 500kg	Guangzhou Keyun	1
17	Longitudinal Welding Tables		Guangzhou Keyun	6
18	Hand Pump		N/A	2
19	Edge Cutting Machine		Guangzhou Keyun	24
20	Lathe-foot Liquid Compression Machine		Guangzhou	4
21	International Punch	16T	Shunde	1
22	International Punch	25T	Shunde	1
23	Pillar Hydraulic Plastic Plane		Guangzhou Keyun	1
24	Cleaning Groove (stainless steel )		Guangzhou Keyun	2
25	Cleaning Pool (stainless steel )		Guangzhou Keyun	2
26	Liquid Heating Rods	3KW	Guangzhou	11
27	Brazing Table		Guangzhou Keyun	1
28	Suspended Welder (standard)		Guangzhou Keyun	4
29	Suspended Welder (light)		Guangzhou Keyun	5
30	Suspended Welding Tables		Guangzhou Keyun	8
31	Hydraulic Pillar Fixed Ring Welder	DN-150	Guangzhou Keyun	4

SCHEDULE 1

PURCHASED ASSETS, CONT’D

1. Plant and Equipment, cont’d

Number	Equipment/Product name	Model	Manufacturers	Quantity
32	Four Exchanges Holes Aerodynamic Combination Welder	DN-75 4	Guangzhou Keyun	2
33	Pneumatic Exchange Spot Welder	DN-75 4	Guangzhou Keyun	5
34	Pneumatic Exchange Storage Spot Welder	IDR-1500	Guangzhou Keyun	1
35	Pneumatic Central Steamer	TC-300	Guangzhou Keyun	5
36	Pneumatic Pressure Machine		Guangzhou Keyun	10
37	Vertical Girth Welding Machine	OL-250	Guangzhou Keyun	6
38	Vacuum Unit	64 tag	Guangzhou Keyun	2
39	Vacuum Unit	60 tag	Guangzhou Keyun	1
40	Vacuum Unit	48 tag	Guangzhou Keyun	1
41	Hydraulic Sealed-off Clamp		Guangzhou Keyun	3
42	Stainless Electrolysis Machine	10 tag	Guangzhou Keyun	1
43	Stainless Electrolysis Machine	16 tag	Guangzhou Keyun	1
44	Electrolysis Current	3KVA	Guangzhou	2
45	Acid Pump(all stainless steel)		Guangzhou	2
46	Cleaning Pool (stainless steel )		Guangzhou	2
47	Electric Dryer		Guangzhou Keyun	2
48	Hot Air Dryer		Guangzhou Keyun	2
49	Dry Blast Machine	dry blast	Dongguan Baitong	3
50	Four Columns Hydraulic Low Covered Plastic Plane		Guangzhou Keyun	2
51	Double Abrasive Belt Polishing Machine		Dongguan	2
52	Dedicated Bottom Cover Splitting-ray Machine		Guangzhou Keyun	2
53	Mixing Polishing Machine		Guangzhou Keyun	1
54	Polishing Motor	5KW	Jiangmen	12
55	Vacuum Test Table	20 tag	Guangzhou Keyun	10
56	Bottom Cover Column Pneumatic Exchange Welder	DN-75	Guangzhou Keyun	2
57	Small Mouth bottles Pneumatic Exchange Exclusive Spot Welder	DN 75	Guangzhou Keyun	5
58	Seed Welder	DDR-700	Guangzhou Keyun	3
59	Conveyor	13M	Guangzhou Keyun	2
60	Conveyor	12M	Guangzhou Keyun	2
61	Stainless Steel Temperature Measurement Line	6M	Guangzhou Keyun	1
62	Window Air-conditioner	2W	Guangzhou	2

SCHEDULE 1

PURCHASED ASSETS, CONT’D

1. Plant and Equipment, cont’d

Number	Equipment/Product name	Model	Manufacturers	Quantity
63	Lathe	C6150HK	Wuhan Hanri	1
64	Lathe	C6132	Guangzhou	2
65	Universal Milling	3HP	N/A	1
66	Vertical Wheel Machine	750W	Jiangsu	2
67	Vertical Drill	25	Zhejiang	1
68	Pipe Cutting Machine		Guangzhou Keyun	2
69	Pneumatic Pipe Straightening Machine		Guangzhou Keyun	1
70	Pipe Bore Machine		Guangzhou	2
71	Pipe Straightening Machine		Guangzhou Keyun	1
72	Hydraulic Forklifts	3T	Shanghai	2
73	Fan		Shunde	2
74	Welder	200K	Japan Hitachi	1
75	Albino Pool	1000*1000	Guangzhou Keyun	1
76	Die Shelf		Guangzhou Keyun	9
77	Air Compressors	AW105010	Shenzhen	6
78	Argon Arc Welder	TIG150A	Japan Hitachi	3
79	Argon Arc Welder	TSP 300	Japan Matsushita	3
80	Argon Arc Welder	AT-150	Guangzhou Lijin	4
81	Argon Arc Welder	TIG 160	Shanghai	1
82	Argon Arc Welder	TIG 160S	Shenzhen	1
83	Argon Arc Welder	TIG-2009	Shenzhen	2
84	Argon Arc Welder	TIG-150A	Tangshan Matsushita	1
85	Argon Arc Welder	TIG-250P	Guangzhou	1
86	Argon Arc Welder	WS-315	Shanghai	2
87	Manually Punching Machine		Fujian	1
88	Locksmith Table	1.2m*2.4m	Guangzhou	1
89	Floor Firm Fan	FS 75	Zhongshan	13
90	Fan	KYT-25	Zhongshan	5
91	Tool Cabinets	mid-small type	Guangzhou	11
92	Cutting Machine

SCHEDULE 1

PURCHASED ASSETS, CONT’D

2. Fixture Parts

No.	Name of Product	Name of Fixture	Quantity	Unit
93		External Liner Rolling Bar	1	Set
94		External Liner Incision	1	Set
95		External Liner Undercut	1	Set
96		Internal Liner Incision	1	Set
97		Internal Liner Undercut	1	Set
98		External End-Liner Trimming Cut	1	Set
99		Internal End-Liner Trimming Cut	1	Set
100	KA019A	External Head-Liner Incision	1	Set
101		External Head-Liner Undercut	1	Set
102		Internal Head-Liner Incision	1	Set
103		Internal Head-Liner Undercut	1	Set
104		External Liner Bracing Welding	1	Set
105		Internal Liner Bracing Welding	1	Set
106		Internal Liner Suspended Welding	1	Set
107		Sealed Welding	2	Set
108		Internal Head-Liner Incision	1	Set
109		Internal Head-Liner Undercut	1	Set
110	KA019B	Internal End-Liner Trimming Cut	/	Set
111		External End-Liner Trimming Cut	/	Set
112		Sealed Welding	/	Set
113		External Liner Incision	1	Set
114		External Liner Undercut	1	Set
115		Internal Liner Incision	1	Set
116		Internal Liner Undercut	1	Set
117		External Bottom-Cover Trimming Cut	1	Set
118	ODC460	Internal End-Liner Trimming Cut	1	Set
119		Exhaust End Trimming Cut	1	Set
120		External Liner Welding Strengthen Films	1	Set
121		Firm Central Welding	1	Set
122		Screw Welding Fixture	1	Set

SCHEDULE 1

PURCHASED ASSETS, CONT’D

2. Fixture Parts, cont’d

No.	Name of Product	Name of Fixture	Quantity	Unit
123		External Liner Feet-Reduction	1	Set
124		Internal Liner Suspended Welding	1	Set
125		External Liner Incision	1	Set
126		External Liner Undercut	1	Set
127		Internal Liner Incision	1	Set
128	DE790	Internal Liner Undercut	1	Set
129		External bottom cover Trimming Cut	1	Set
130		External Liner Welding Strengthen Films	1	Set
131		External Liner Screw Welding	1	Set
132		Internal Liner Suspended Welding	1	Set
133		External Liner Incision	1	Set
134		External Liner Undercut	1	Set
135	236904B	Internal Liner Incision	1	Set
136		Internal Liner Undercut	1	Set
137		Connecting-Ring Trimming Cut	1	Set
138		External Liner Incision	1	Set
139		External Liner Undercut	1	Set
140		Internal Liner Incision	1	Set
141		Internal Liner Undercut	1	Set
142	233803	External Bottom-Cover Trimming Cut	1	Set
143		External Bottom-Cover Rotary Extrusion	1	Set
144		Internal End-Liner Trimming Cut	1	Set
145		Internal Liner Suspended Welding	1	Set
146		External Liner Welding Strengthen Films	1	Set
147		External Liner Incision	1	Set
148		External Liner Undercut	1	Set
149		Internal Liner Incision	1	Set
150		Internal Liner Undercut	1	Set
151	CV21	External Bottom-Cover Trimming Cut	1	Set
152		Exhaust End Trimming Cut	1	Set

SCHEDULE 1

PURCHASED ASSETS, CONT’D

2. Fixture Parts, cont’d

No.	Name of Product	Name of Fixture	Quantity	Unit
153		Internal End-Liner Trimming Cut	1	Set
154		External Liner Rolling Bar	1	Set
155		External Liner Feet-Reduction	1	Set
156		External Liner Incision	1	Set
157		External Liner Undercut	1	Set
158		Internal Liner Incision	1	Set
159	CV0303	Internal Liner Undercut	1	Set
160		External Bottom-Cover Necking	1	Set
161		Exhaust End Trimming Cut	1	Set
162		Internal End-Liner Trimming Cut	1	Set
163		External Liner Feet-Reduction	1	Set
164		External Liner Incision	1	Set
165		External Liner Undercut	1	Set
166		Internal Liner Undercut	1	Set
167		External End-Liner Trimming Cut	1	Set
168		Internal End-Liner Trimming Cut	1	Set
169		External Liner Rolling Bar	1	Set
170		External Liner Incision	1	Set
171		External Liner Undercut	1	Set
172	CM362	Internal Liner Incision	1	Set
173		Internal Liner Undercut	1	Set
174		Internal End-Liner Trimming Cut	1	Set
175		External Liner Feet-Reduction	1	Set
176		External Liner Incision	1	Set
177		External Liner Undercut	1	Set
178	CM363	External Bottom-Cover Trimming Cut	1	Set
179		Exhaust End Trimming Cut	1	Set
180		External Liner Feet-Reduction	1	Set
181		External Liner Incision	1	Set
182		External Liner Undercut	1	Set

SCHEDULE 1

PURCHASED ASSETS, CONT’D

2. Fixture Parts, cont’d

No.	Name of Product	Name of Fixture	Quantity	Unit
183		External Liner Feet-Reduction	1	Set
184		Internal Liner Incision	1	Set
185		Internal Liner Undercut	1	Set
186	PA1056	Internal Liner Rotary Slot	1	Set
187		External Liner Rotary Jib	1	Set
188		External Bottom-Cover Trimming Cut	1	Set
189		External Bottom-Cover Correcting Bevel Edge	1	Set
190		External Bottom-Cover Necking	1	Set
191		Exhaust End Trimming Cut	1	Set
192		Internal End-Liner Trimming Cut	1	Set
193		External Liner Incision	1	Set
194		External Liner Undercut	1	Set
195		Internal Liner Incision	1	Set
196		Internal Liner Undercut	1	Set
197	884	External Bottom-Cover Trimming Cut	1	Set
198		Exhaust End Trimming Cut	1	Set
199		Internal End-Liner Trimming Cut	1	Set
200		External Liner Feet-Reduction	1	Set
201		Firm Central Welding	1	Set
202		Internal Liner Suspended Welding	1	Set
203		External Liner Incision	1	Set
204		External Liner Undercut	1	Set
205		Internal Liner Incision	1	Set
206		Internal Liner Undercut	1	Set
207	9708	External Bottom-Cover Trimming Cut	1	Set
208		Exhaust End Trimming Cut	1	Set
209		Internal End-Liner Trimming Cut	1	Set
210		External Liner Feet-Reduction	1	Set
211		Firm Central Welding	1	Set
212		External Liner Incision	1	Set

SCHEDULE 1

PURCHASED ASSETS, CONT’D

2. Fixture Parts, cont’d

No.	Name of Product	Name of Fixture	Quantity	Unit
213		External Liner Undercut	1	Set
214		Internal Liner Incision	1	Set
215		Internal Liner Undercut	1	Set
216	AEG	External Liner Rolling Bar	1	Set
217		External End-Liner Trimming Cut	1	Set
218		External End-Liner Leveling Pressure	1	Set
219		External End-Liner Leveling Correction	1	Set
220		Internal End-Liner Trimming Cut	1	Set
221		External Liner Incision	1	Set
222		External Liner Undercut	1	Set
223		Internal Liner Incision	1	Set
224		Internal Liner Undercut	1	Set
225	4760	External Liner Rolling Bar	1	Set
226		External Liner Feet-Reduction	1	Set
227		External Bottom-Cover Trimming Cut	1	Set
228		External End-Liner Screw Welding	1	Set
229		Exhaust End Trimming Cut	1	Set
230		Internal End-Liner Trimming Cut	1	Set
231		External Liner Incision	1	Set
232		External Liner Undercut	1	Set
233	9715C	Internal Liner Incision	1	Set
234		Internal Liner Undercut	1	Set
235		External Bottom-Cover Trimming Cut	1	Set

SCHEDULE 1

PURCHASED ASSETS, CONT’D

3. Mold Parts

No.	Name of Product	Name of Mold	Quantity	Unit
1		External Liner Blanking Mold	1	Set
2		Internal Liner Blanking Mold	1	Set
3		Firm Central Turn-over Mold	1	Set
4	9708	External Liner Stretching Mold	1	Set
5		Internal Liner Stretching Mold	1	Set
6		External End-Liner Stretching Mold	1	Set
7		Internal Head-Liner Stretching Mold	1	Set
8		Exhaust End Stretching Mold	1	Set